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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Network Long Distance, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-33421) on Form S-3, (No. 333-49817) on Form S-8, (No. 333-18467) on Form S-8
and (No. 333-11409) on Form S-8 of IXC Communications, Inc. of our report dated June 5, 1997 with respect to the consolidated balance sheets of Eastern Telecom International Corporation and subsidiaries as of March 31, 1997 and April 30, 1996, and the related consolidated statements of operations, changes in redeemable preferred stock and shareholders' equity and cash flows for the eleven month period ended March 31, 1997 and each of the years in the two year period ended April 30, 1996, which report appears in the Form 8-K/A of Network Long Distance, Inc. dated June 26, 1997.

                                        /s/  KPMG Peat Marwick LLP

April 24, 1998
Norfolk, Virginia